25 October 1996

                                     BYLAWS
                                       of
                          MCDONNELL DOUGLAS CORPORATION
                          (as amended 25 October 1996)


                                    ARTICLE I
                                     Offices

     In addition to its principal office in the State of Maryland, the corporation shall have an office in St. Louis, Missouri.

                                   ARTICLE II
                                      Seal
         The name of the corporation and the words "Corporate Seal, Maryland" shall be inscribed on the corporate seal.

                                   ARTICLE III
                            Meetings of Stockholders

         Section 1. Notice. Written or printed notice, stating the time and place of every meeting of stockholders (and in the case of special meetings or if the notice of the purpose is required by law, stating the business proposed to be transacted thereat) shall be given to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting by personally delivering it to him or her, by leaving it with him or her at the stockholder's residence or usual place of business, or by mailing it, postage prepaid, and addressed to him or her at the stockholder's address as it appears upon the corporate records of the Secretary, all not less than ten nor more than 90 days before such meeting.

         Section 2. Annual Meetings. The annual meeting of the stockholders shall be held not earlier than April 15 nor later than May 15 of each year at a time within such period and at such place in the United States as shall be determined from time to time by the Board of Directors (the "Board") and stated in the notice or waiver of notice of the meeting. All other meetings of stockholders shall be held at such times and at such place or places in the United States as shall be determined from time to time by the Board and stated in the notice or waiver of notice of the meeting.

         Section 3. Special Meetings. Special meetings of the stockholders, for any lawful purpose or purposes, may be called by the Chairman of the Board (the "Chairman"), the Chief Executive Officer, the President, a majority of the Directors or a majority of the members of the Executive Committee, and shall, unless otherwise prescribed by statute, be called by the Secretary at the request in writing of stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting. Such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon at such meeting and shall further comply with the provisions of Section 4 of this
Article III. A meeting requested by stockholders shall be called as set forth in
(a) through (d) of this Article III, Section 3.

         (a) The Secretary shall advise the stockholders who make the request of the estimated cost of preparing and mailing notice of the requested meeting. Such costs shall expressly include costs related to preparation of a list of stockholders entitled to vote. Notice of the meeting shall not be mailed until such costs are paid to the corporation.

         (b) The Board shall set the record date for stockholders entitled to notice of and to vote at the meeting. The record date shall not be (a) prior to the close of business on the day it is fixed, (b) more than 90 days or less than ten days before the date of the meeting or (c) less than five nor more than ten days after the date on which the corporation has received payment for the estimated cost of preparing and mailing notice.

         (c)      The notice shall be mailed within ten days of the record date.

         (d) The time, date and place of the meeting shall be determined by the Board except that such meeting date shall not be less than ten nor more than 90 days after the record date.

         Section 4. Nominations and Stockholder Proposals. All nominations of individuals for election to the Board and proposals of business to be considered at any meeting of the stockholders shall be made as set forth in this Section 4 of Article III.

         (a) Annual Meeting of Stockholders. (1) Nominations of individuals for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the Directors or (iii) by any stockholder of the corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 4(a) of Article III and at the time of the meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 4(a) of Article III.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph
(a)(l) of this Section 4 of Article III, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 60th day nor earlier than the opening of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the opening of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (y) the class and number of shares of stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 4 of Article III to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement by the corporation naming all of the nominees for Director or specifying the size of the increased Board made by the corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 4(a) of Article III shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

         (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which Directors are to be elected (i) pursuant to the corporation's notice of meeting (ii) by or at the direction of the Board or
(iii) provided that the Board has determined that Directors shall be elected at such special meeting, by any stockholder of the corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 4(b) of Article III and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
Section 4(b) of Article III. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this
Section 4 of Article III shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the opening of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Directors to be elected at such meeting. Proposals of business other than the nomination of persons for election to the Board may be considered at a special meeting of the stockholders requested by the stockholders in accordance with Section 3 of Article III only if the stockholder's notice required by paragraph (a)(2) of this Section 4 of
Article III was delivered at the time such stockholder requested the meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 4 of Article III shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4 of Article III. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 4 of Article III and, if any proposed nomination or business is not in compliance with this Section 4 of Article III, to declare that such nomination or proposal shall be disregarded.

                  (2) For purposes of this Section 4 of Article III, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this Section 4 of Article III, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4 of Article III. Nothing in this Section 4 of Article III shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 5. Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum for the transaction of business. If a quorum is not present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting to a date not more than 120 days after the original record date, without notice other than announcement at the meeting, until the requisite amount of voting stock is represented. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 6. Voting. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at each meeting of stockholders. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter.

         Section 7. Record Holders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Maryland.

         Section 8. Organization and Conduct of Meetings. At every meeting of stockholders, the Chairman of the Board, if there be one, shall serve as chairman of the meeting. In the case of a vacancy in the office or the absence of the Chairman of the Board, one of the following officers present shall serve as chairman of the meeting in the order stated: the Vice Chairman of the Board, if there be one, the Chief Executive Officer, or the President. The Secretary or a person appointed by the chairman of the meeting shall act as secretary of the meeting. The order of business and all other matters of procedure at every meeting of the stockholders shall be determined by the chairman of the meeting. The chairman of any meeting of stockholders may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including (a) maintaining order and security at the meeting; (b) limiting attendance or participation at the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting may determine; (c) restricting admission to the meeting after the time fixed for the commencement thereof; and (d) limiting the time allotted to and manner of presenting and answering questions or comments by participants. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
                                   ARTICLE IV
                                    Directors

     Section 1. General Powers. The business and affairs of the corporation shall be managed under the direction of the Board. All powers of the corporation shall be exercised by or under authority of the Board except as conferred on or reserved to the stockholders by law or by the Charter or Bylaws of the corporation.

         Section 2. Vacancies. The number of Directors of the corporation shall be 13, which number may be increased or decreased upon an affirmative vote of not less than 80% of the entire Board but shall never be less than three nor more than 20. Directors shall serve for three-year staggered terms, with approximately one-third (1/3) of the total number of Directors to be elected at each annual meeting of the stockholders. In case of a vacancy on the Board for any cause other than an increase in the number of Directors, an affirmative vote of a majority of the remaining Directors, even though less than a quorum, may fill the vacancy. A vote of not less than 80% of the entire Board shall be required to fill a vacancy on the Board which results from an increase in the number of Directors. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible. In no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director elected by the Board to fill a vacancy serves until the next annual meeting of stockholders and until such Director's successor is elected and qualifies. Notwithstanding any provision of law to the contrary, a Director may be removed with or without cause only by the affirmative vote of the holders of not less than 80% of all of the outstanding shares of the corporation entitled to vote at a meeting of stockholders called for such purpose.

         Section 3. Meetings. The Board shall hold regular and special meetings at such place and time as it determines for the purpose of organization, election of certain Officers as specified in Article VI, and consideration of other business that may come before the meeting.

         Section 4. Chairman. At its last meeting before, or first meeting after, the annual meeting of stockholders, the Board shall elect one of its members to be Chairman. The Board may elect one or more vice chairmen of the Board. The Chairman and the vice chairmen, if any, may but need not be officers of or employed by the corporation. The Chairman, or in his or her absence, the Chief Executive Officer, or the President (in the order stated), or in their absence a member of the Board selected by the members present, shall preside at meetings of the Board.

         Section 5. Quorum and Voting. A majority of the entire Board shall constitute a quorum for the transaction of all business that may properly come before any meeting of the Board. The action of a majority of the Directors present at a meeting at which a quorum is present is the action of the Board of Directors.

     Section 6. Special Meetings. Special meetings of the Board may be called by the Chairman, the Chief Executive Officer, the President, or, upon written request of two Directors, the Secretary.

         Section 7. Notice. A written notice of all regular meetings of the Board shall be mailed to each Director at his or her address as listed in the corporate records of the Secretary at least ten days before any such meeting. No irregularity of notice of any regular meeting shall invalidate the same or any proceeding thereat, provided the notice shall definitely specify the time and place of the meeting. Special meetings of the Board may be called upon 24-hours notice, given personally or by mail, telephone, facsimile transmission or electronic mail. Any Director may waive any notice required to be given by these Bylaws. Notice of any meeting by mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the Director is personally given such notice in a telephone call to which he or she is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the corporation by the Director and receipt of a completed answer-back indicating receipt. Electronic mail notice shall be deemed to be given upon completion of the transmission of the message to the address given to the corporation by the Director. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

     Section 8.  Telephone  Meetings.  Board  meetings may be held by means of a
conference  telephone  or  similar   communication   equipment  if  all  members
participating can hear each other at the same time.

         Section 9. Compensation. Directors as such shall not receive any stated salary for their services as Directors, but, by resolution of the Board, compensation may be established for service as a Director and as a member of special or standing committees. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                                    ARTICLE V
                                   Committees

         Section 1. Designation and Membership. There shall be an Executive Committee, a Management Compensation and Succession Committee, an Audit
Committee, a Nominating Committee, a Finance Committee, and a Corporate Responsibility Committee, each to consist of not less than three Directors, and there may be such other committees as the Board may determine, each to consist of not less than three Directors, to be appointed by the Board to hold office until the next annual organizational meeting of the Board and until their successors are elected and qualify. The Chairman and the Chief Executive Officer shall be members of the Executive Committee. A majority of the Executive
Committee members and all members of the Audit Committee, the Management Compensation and Succession Committee and the Nominating Committee shall be independent of management and free from any relationships that, in the opinion of the Board, would interfere with the exercise of independent judgment. In the absence of a member of a committee, the member or members thereof present at any meeting, whether or not he, she or they constitute a quorum, may appoint a Director to act in place of any such absent member, provided such appointed Director is otherwise qualified to be a member of such committee. All committees may have non-voting advisory members.

         Section 2. Powers. The committees, to the extent provided by these Bylaws or by resolution of the Board, may exercise all powers of the Board between Board meetings except the power to vote themselves compensation, amend the Bylaws, authorize or declare dividends on stock, issue stock other than in accordance with Section 2-411(b) of the Maryland General Corporation Law, recommend to stockholders any action requiring stockholders' approval, or approve any merger or share exchange which does not require stockholder approval.
         Section 3. Procedure. Committees may meet at any time upon notice by any means to all members, and such notice may be waived. Meetings may be held by telephone, and a majority of the entire committee shall constitute a quorum. The action of a majority of the members of a committee present at a meeting at which a quorum is present is the action of the committee. In the absence of a meeting, any resolution signed by all members of a committee shall be valid.

                                   ARTICLE VI
                                    Officers

         Section 1. Elected, Executive and Appointed Officers. The officers of the corporation shall include the Chief Executive Officer, the President, the Secretary, and the Treasurer, and may include the Chairman and one or more vice chairman of the Board, one or more executive vice presidents, one or more component presidents, one or more senior vice presidents, one or more vice presidents, a chief financial officer, a general counsel, a chief accounting officer, a chief communications officer, a chief human resources officer, a chief business development officer, a head of Washington Office operations, a tax officer, and one or more assistant vice presidents, assistant secretaries, and assistant treasurers (hereinafter referred to as Officers). Any two offices may be held by the same person except the President may not at the same time also be any form of vice president, secretary, treasurer or accounting officer. The Board shall elect the Chief Executive Officer; President; chief officer of Douglas Aircraft Company, McDonnell Douglas Aerospace, and Military Transport Aircraft; chief financial, accounting, communications, human resources and business development officers, head of Washington Office operations; general counsel; treasurer; and secretary (hereinafter referred to as Elected Officers).

If the Board determines that the Chairman or any vice chairman of the Board shall be an officer of the corporation, the Board shall elect such person and that person shall be an Elected Officer. Either the Board or the Chief Executive Officer may appoint any other vice president in charge of a principal business unit, division or corporate-wide function (such as sales, administration, law or finance), and any other persons who perform similar policy-making functions for the corporation who are not Elected Officers (hereinafter referred to as Executive Officers). Either the Board or the Chief Executive Officer may appoint any other Officers (Officers other than Elected Officers or Executive Officers hereinafter referred to as Appointed Officers).

         Section 2. Service on Board; Removal; Vacancies. The Chairman, the vice chairmen of the Board, if any, the Chief Executive Officer and, if such person is not also the Chief Executive Officer, the President, shall each be a member of the Board. Any Officer may be a member of the Board. Any Officer may be removed as an officer at any time by the Board in the manner provided by law. Any Executive Officer or Appointed Officer may be removed as an officer at any time by either the Board or the Chief Executive Officer. A vacancy among the Elected Officers shall be filled by the Board. A vacancy among the Executive Officers or Appointed Officers shall be filled by either the Board or the Chief Executive Officer.

         Section 3. Authority and Duties. The Officers of the corporation shall have the authority and shall perform the duties in the management of the assets and affairs of the corporation as provided in these Bylaws and determined by resolutions of the Board not inconsistent therewith.

         Section 4. Compensation. The compensation of all Elected Officers and Executive Officers shall be fixed by the Board or the Management Compensation and Succession Committee. The compensation of the Appointed Officers shall be fixed by the Board, the Management Compensation and Succession Committee, or the Chief Executive Officer.

         Section 5. Chairman. The Chairman shall lead the Board in fulfilling its responsibilities as set forth in Section 1 of Article IV and shall also have such other powers and perform such other duties as may be assigned by the Board.

     Section 6. Vice Chairmen. Each vice chairman of the Board shall, subject to the power of the Board, be accountable to the Chairman and shall perform such duties as may be assigned by the Board or the Chairman.

     Section 7. Chief Executive Officer. The Chief Executive Officer shall, subject to the power of the Board, be the senior officer of the corporation and shall have general executive responsibility for the conduct of the business and affairs of the corporation, including responsibility for the implementation of policies of the corporation as determined by the Board. The Chief Executive Officer shall also have such other powers and perform such other duties as may be assigned by the Board.

     Section 8. President. The President shall, subject to the power of the Board, be accountable to the Chief Executive Officer. The President shall have such powers and perform such duties as may be assigned by the Board or the Chief Executive Officer. For the period of any absence or disability of the Chief
Executive Officer, the President shall perform the duties and, subject to the Bylaws, exercise the powers of the Chief Executive Officer.

     Section 9. Other Officers. The other Elected Officers, Executive Officers and the Appointed Officers shall have the general powers and duties usually vested in his or her respective office, and shall perform such other duties as may be prescribed by the Board, the Chief Executive Officer, or the President.


                                   ARTICLE VII

                                      Stock
         Section 1. Transfer. Transfer of stock shall be made on the books of the corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor. Certificates of stock may be issued when bearing the manual or facsimile signature of both (1) the Chairman, the President or a vice president elected by the Board of Directors, and (2) the Secretary, any assistant secretary, Treasurer, or any assistant treasurer. If any Officer whose duly authorized signature or a facsimile thereof appears on blank stock certificates dies, resigns or is removed prior to issuance of such certificates, they may nevertheless be issued or registered as certificates of stock of the corporation and shall be valid for all purposes.

         Section 2. Closing of Stock Transfer Books. The Board may fix the time, not exceeding 90 days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, during which the books of the corporation shall be closed against transfers of stock. In lieu of closing the books against transfers of stock, as aforesaid, the Board may fix a date, not exceeding 90 days preceding the date of any meeting of stockholders (and otherwise subject to Article III, Section 3(b)), any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting, or to receive such dividends or rights, as the case may be.

         Section 3. Replacement Certificates. The Board may direct a new stock certificate be issued in place of any certificate theretofore issued which are alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed. The Board may delegate to any Officer or Officers of the corporation the authority to issue such new certificate or certificates and the approval of the form and amount of such indemnity bond and the surety thereon.

                                  ARTICLE VIII
                     Authorization of Corporate Commitments

         Section 1. Board Approval. Transactions requiring Board approval under Maryland law, the annual budget for purchase of capital facilities, the annual capital facilities lease budget, maximum amounts of long and short term borrowings, and authority to proceed with new product programs and other programs or transactions committing the corporation to financial exposure exceeding limits of authority delegated to the Chief Executive Officer by the Board, shall be submitted for Board review and approval.


         Section 2. Commitment by Chief Executive Officer. The Chief Executive Officer can commit the corporation in all transactions the approval of which is not reserved to the Board in Section 1 above. The Chief Executive Officer may delegate his or her authority to other Officers or employees in writing, with or without restrictions and with or without authority to redelegate to other employees. Authority to approve transactions or commit the corporation includes authority to execute necessary and appropriate documents relative thereto.

         Section 3. Designation by Chief Executive Officer. The Chief Executive Officer may designate one or more Officers or employees, or their designees, to sign checks, drafts, bills of exchange, promissory notes or other documents relative to any borrowing, commercial paper, guarantees of indebtedness, or demands for money of the corporation and no such instrument shall be issued unless so signed.

                                   ARTICLE IX
                   Limitation of Liability and Indemnification

         Section 1. No Director or Officer of the corporation shall be liable to the corporation or its shareholders for money damages, except to the extent such limitation of liability for Directors or Officers, as the case may be, is not permitted under the Maryland General Corporation Law, as the same exists or may hereafter be amended. Any repeal or modification of the foregoing provisions of this Section 1 of Article IX shall not adversely affect any right or protection of a Director or Officer of the corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

         Section 2. The corporation shall indemnify, and advance expenses (without a determination of entitlement to indemnification) to, each person who at any time is or has served as a Director of the corporation (including Directors who also serve or have served as Officers of the corporation) in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, or investigative) arising out of such person's service to the corporation or to another organization at the corporation's request except with respect to any action, suit, or proceeding brought by such person against the corporation or to the extent such indemnification is expressly prohibited by the Maryland General Corporation Law, as the same exists or may hereafter be amended. The indemnification provided by this Section 2 of Article IX shall not be deemed exclusive of any other rights to which the Director may be entitled under any statute, agreement, vote of shareholders or disinterested Directors or otherwise.

         Section 3. With respect to Officers and other persons who serve or have served the corporation, the corporation shall provide indemnification as required by law and may, as authorized at any time by general or specific action of the Board, provide further indemnification and advance expenses (without a determination of entitlement to indemnification) in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) arising out of such persons' service to the corporation or to another organization at the corporation's request except with respect to any action, suit, or proceeding brought by such person against the corporation or to the extent such indemnification is expressly prohibited by the Maryland General Corporation Law, as the same exists or may hereafter be amended. The indemnification provided by this Section 3 of Article IX shall not be deemed exclusive of any other rights to which the Officer or other person may be entitled under any statute, agreement, vote of shareholders or disinterested Directors or otherwise.

     Section 4. Notice. Any indemnification of, or advance of expenses to, a Director arising out of a proceeding by or in the right of the corporation shall be reported to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.

                                    ARTICLE X
                                   Amendments

     The Board shall have the exclusive power to make, alter and repeal the Bylaws; provided, however, that any amendment to the 80% vote requirements in
Article IV, Section 2, must be approved by an affirmative vote of not less than 80% of the entire Board.